EXHIBIT 10.7

EMPLOYMENT AGREEMENT TERMINATION

This Employment Agreement Termination is entered into as of this 31st day of March, 2000, by and between AMERICAN SEAFOODS GROUP LLC (“ASG”), AMERICAN SEAFOODS COMPANY (“ASC”) and MICHAEL J. HYDE (“Hyde”).

Recitals

A.    In October 1998, Hyde entered into an Executive Employment Agreement with ASC. The term of the Employment Agreement ends on September 30, 2001.

B.    ASG, the parent of ASC, wishes to substitute a new Employment Agreement for the existing Employment Agreement.

C.    Hyde is willing to terminate the existing Agreement and enter into a new Employment Agreement on the terms proposed in return for payment by ASG of a termination fee.

NOW THEREFORE, the parties agree as follows:

1.    Termination.  Effective March 31, the Employment Agreement is terminated.

2.    Termination Fee.  In consideration of execution of a new employment agreement and termination of the existing Employment Agreement, ASG shall pay to Hyde a termination fee of Fifty Thousand Dollars ($50,000) per year for a period of five years. ASG shall pay the termination fee on or before July 1 each year.

3.    Entire Agreement, Amendments, Waivers, Etc.

(a)    No amendment or modification of this Agreement shall be effective unless set forth in a writing signed by the ASG, ASC and Hyde. No waiver by the parties of any breach by the other party of any provision or condition of this Agreement shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time. Any waiver must be in writing and signed by the waiving party.

(b)    This Agreement sets forth the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior oral and written understandings and agreements. There are no representations, agreements, arrangements or understandings, oral or written, among the parties relating to the subject matter hereof which are not expressly set forth herein, and no party hereto has been induced to enter into this Agreement, except by the agreements expressly contained herein.

(c)    Nothing herein contained shall be construed so as to require the commission of any act contrary to law, and wherever there is a conflict between any provision of this Agreement and any present or future statute, law, ordinance or regulation, the latter shall prevail, but in such event the provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

(d)    This Agreement shall inure to the benefit of and be enforceable by Hyde and his heirs, executors, administrators and legal representatives, by ASG and its successors and assigns and by ASC and its successors and assigns. This Agreement and all rights hereunder are personal to Hyde and shall not be assignable. Each of ASG and ASC may assign its rights under this Agreement to any successor by merger, consolidation, purchase of all or substantially all of its and its subsidiaries’ assets, or otherwise; provided that such successor assumes all of the liabilities, obligations and duties of ASG or ASC under this Agreement, either contractually or as a matter of law.

(e)    If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect the other provisions or application of this Agreement that can be given effect without the invalid provisions or application, and to this end the provisions of this Agreement are declared to be severable.

4.    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws.

5.    Taxes.  All payments required to be made to Hyde hereunder shall be subject to all applicable federal, state and local tax withholding laws.

6.    Arbitration.  Any dispute or controversy between Employer and Executive, arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration in Seattle, Washington, administered by the American Arbitration Association in accordance with its Commercial Rules then in effect and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of ASG, ASC and Hyde.

7.    Construction.  Each party has cooperated in the drafting and preparation of this Agreement. Therefore, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AMERICAN SEAFOODS GROUP LLC		AMERICAN SEAFOODS COMPANY

By	/s/ BERNT O. BODAL	By	/s/ MICHAEL J. HYDE
Its	Chief Executive Officer	Its	President

/s/ MICHAEL J. HYDE
Michael J. Hyde

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